                           BARR ROSENBERG SERIES TRUST
                           MARKET NEUTRAL FUND
                           INSTITUTIONAL CLASS
                           EXHIBIT 16
                           TOTAL RETURN

                           DATE AS OF:     03/31/98

AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:      0.00%
------------------------------

T = (ERV/P) - 1

WHERE:              T =    TOTAL RETURN

                    ERV=   REDEEMABLE VALUE AT THE END
                           OF THE PERIOD OF A HYPOTHETICAL
                           $1,000 INVESTMENT MADE AT THE
                           BEGINNING OF THE PERIOD.

                    P =    A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

  SINCE INCEPTION:  ( 12/16/97 TO 03/31/98 ):
                    ( 997.00 /1,000) - 1 =              -0.30%

                           BARR ROSENBERG SERIES TRUST
                           MARKET NEUTRAL FUND
                           INVESTOR CLASS
                           EXHIBIT 16
                           TOTAL RETURN

                           DATE AS OF:     03/31/98

AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:      0.00%
------------------------------

T = (ERV/P) - 1

WHERE:              T =    TOTAL RETURN

                    ERV =  REDEEMABLE VALUE AT THE END
                           OF THE PERIOD OF A HYPOTHETICAL
                           $1,000 INVESTMENT MADE AT THE
                           BEGINNING OF THE PERIOD.

                    P =    A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

  SINCE INCEPTION   ( 12/18/97 TO 03/31/98 ):
                    ( 996.00 /1,000)- 1  =             -0.40%